UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2025

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41488	82-5089826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Professional Drive, Suite 260

Gaithersburg, MD 20879

(Address of principal executive offices) (Zip Code)

(240) 430-4212

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.00001 per share	SHPH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 20, 2025, Shuttle Pharmaceuticals Holdings, Inc. (the “Company”) entered into a binding term sheet with 1542770 BC Ltd. (“Molecule”). The term sheet sets forth the material business terms of a transaction under which the Company or its affiliate will purchase from Molecule substantially all of Molecule’s assets and liabilities for a purchase price of $10,000,000 payable in a combination of cash and shares of common stock of the Company (which combination of cash and common stock is subject to the Company’s sole determination) over time and subject to the achievement of certain milestones. The parties agreed that they will enter into one or more written agreements embodying the terms of the term sheet and effectuating the transactions contemplated thereby, that will address in further detail the matters covered by the term sheet, together with additional customary terms and conditions regarding the transaction. Completion of the transaction will be subject to, among other customary conditions, negotiation and execution of such definitive agreements, approval of the Company’s board of directors, and completion of due diligence by both parties.

The foregoing description of the term sheet is qualified by reference to the full text of such document which is filed as an exhibit to this report and incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

On October 15, 2025, the Company received a letter from Theradex Systems, Inc. (“Theradex”), providing written notice of termination of the master agreement, dated November 1, 2018 (the “Master Agreement”), between Shuttle Pharmaceuticals, Inc. (the Company’s wholly-owned subsidiary) (“Shuttle”) and Theradex, and all work orders thereunder, and demanding immediate payment of all outstanding amounts owed thereunder in the aggregate amount of $1.091 million. Theradex is the Company’s primary third-party contract research organization (or CRO).

Pursuant to the Master Agreement, Shuttle engaged Theradex to provide certain regulatory and clinical research services (the “Services”), as further detailed in work orders thereunder. Theradex provided notice of its intent to terminate the Master Agreement pursuant to a provision thereunder permitting either party to terminate the Master Agreement upon the material breach of the other party, which breach continues for 30 days after delivery to the breaching party of notice of such material breach. Theradex states in the letter that if Shuttle fails to pay the outstanding amounts within 30 days of the date of the letter, Theradex will cease providing the Services under the Master Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Binding Term Sheet between the Company and Molecule
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.
Dated: October 21, 2025
	By:	/s/ Christopher Cooper
	Name:	Christopher Cooper
	Title:	Interim Chief Executive Officer